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                                                                     Exhibit 11


                          CASEY'S GENERAL STORES, INC.

                          ----------------------------


                        Computation of Per Share Earnings


                              Year Ended April 30,


                                          1999          1998             1997
                                          ----          ----             ----

Net income                            $40,236,976    $33,467,497     $27,010,025
                                      ===========    ===========     ===========

Average common shares
 outstanding                           52,664,912     52,537,954      52,456,746


Effect of dilutive securities -
Common Stock options                      265,589        387,182         109,474
                                      -----------    -----------     -----------

                                       52,930,501     52,925,136      52,566,220
                                      ===========    ===========     ===========

Earnings per share-dilutive           $       .76    $       .63     $       .51
                                      ===========    ===========     ===========